Exhibit 23.3

CONSENT OF JEREMY SCOTT COLLYARD

I consent to all references to my name and any quotation from, or summarization of, Sections 1.1.1.5, 1.3.12, 4.3, 4.6, 20, and 25.5 and my contributions to Section 27 of the technical report summary entitled “Technical Report on the Nichols Ranch Project, Johnson and Campbell Counties, Wyoming, USA” dated February 22, 2022, as amended on February 8, 2023 (the "Technical Report"), prepared by me, included or incorporated by reference in:

(i)    the Annual Report on Form 10-K for the period ended December 31, 2023 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)    the Company’s Form S-3 Registration Statements (File Nos. 333-253666 and 333-226878), and any amendments or supplements thereto; and

(iii)    the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654 and 333-254559), and any amendments or supplements thereto.

I further consent to the filing of the Technical Report as an exhibit to the 10-K.

/s/ Jeremy Scott Collyard
Jeremy Scott Collyard, PMP, MMSA, QP
Mining and Minerals Sector Lead

Date: February 23, 2024